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                                                                   EXHIBIT 2.5

                             FIRST AMENDMENT TO THE

                              AMENDED AND RESTATED

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                MEDICAL DYNAMICS, INC., A COLORADO CORPORATION,

                  INFOCURE CORPORATION, A DELAWARE CORPORATION

                                      AND

              CADI ACQUISITION CORPORATION, A COLORADO CORPORATION

                            DATED: OCTOBER 30, 2000

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                             FIRST AMENDMENT TO THE
                              AMENDED AND RESTATED
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), is made and entered into as of this 30th day of October, 2000, by and among INFOCURE CORPORATION, a Delaware corporation ("Parent"), CADI ACQUISITION CORPORATION, a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and MEDICAL DYNAMICS, INC., a Colorado corporation ("Company").

                                   RECITALS:

     A. The Parent, the Merger Sub and the Company entered into an amended and restated agreement and plan of merger and reorganization as of October 10, 2000 (the "Merger Agreement").

     B. The parties desire to amend the Merger Agreement as described herein.

     C. Unless otherwise defined herein, capitalized terms used in this first amendment to the Merger Agreement have the same definitions given them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.THE MERGER AGREEMENT BE AND HEREBY IS AMENDED TO DELETE SECTION 2.10 IN
       ITS ENTIRETY AND TO INSERT IN LIEU THEREOF THE FOLLOWING AS SECTION 2.10:

     2.10 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code unless, pursuant to Section 8.1.H. hereof, Parent shall agree to pay cash in the amount of $.2372 per share of Company Common Stock in lieu of each share of Company Common Stock being automatically converted into the right to receive Parent Common Stock as set forth in Section 2.5.A. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     2.THE MERGER AGREEMENT BE AND HEREBY IS AMENDED TO DELETE SECTION 6.1.B. IN
       ITS ENTIRETY AND TO INSERT IN LIEU THEREOF THE FOLLOWING AS SECTION
       6.1.B.:

     B. TAX-DEFERRED TREATMENT. Each of the parties shall use its reasonable efforts to cause the Merger to constitute a tax-deferred "reorganization" under
Section 368(a) of the Code unless and until, pursuant to Section 8.1.H. hereof, Parent shall agree to pay cash in the amount of $.2372 per share of Company Common Stock in lieu of each share of Company Common Stock being automatically converted into the right to receive Parent Common Stock as set forth in Section 2.5.A.

     3.THE MERGER AGREEMENT BE AND HEREBY IS AMENDED TO INSERT THE FOLLOWING NEW
       SECTION 6.5:

     6.5 COMPANY PLAN. Company shall terminate the Computer Age Dentist 401(k) Plan (the "401(k) Plan") effective immediately prior to the Closing, shall cease all further contributions to the 401(k) Plan for pay periods beginning on and after the Closing Date and, to the extent the 401(k) Plan provides for loans to participants, shall cease making

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any such additional loans effective immediately prior to the Closing Date.
Company agrees to cooperate with Parent after the Closing Date to amend the 401(k) Plan in order to bring the 401(k) Plan into compliance with all applicable laws and regulations, to vest all participants in their accounts, to distribute all such accounts to the extent permitted under applicable laws and regulations and to bear all expenses that may apply in connection with obtaining a favorable determination letter from the Internal Revenue Service with respect to the tax-qualified status of the 401(k) Plan at its termination.

     4.THE MERGER AGREEMENT BE AND HEREBY IS AMENDED TO DELETE SECTION 7.1.H. IN
       ITS ENTIRETY AND TO INSERT IN LIEU THEREOF THE FOLLOWING AS SECTION
       7.1.H.:

     H. Parent and Company shall each have received written opinions from their respective tax counsel in the form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party; provided, further, that this Section 7.1.H. shall not be a condition to the obligations of the parties to consummate the Merger if, pursuant to Section 8.1.H. hereof, Parent shall agree to pay cash in the amount of $.2372 per share of Company Common Stock in lieu of each share of Company Common Stock being automatically converted into the right to receive Parent Common Stock as set forth in Section 2.5.A. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

     5.THE MERGER AGREEMENT BE AND HEREBY IS AMENDED TO DELETE SECTION 8.1.H. IN
       ITS ENTIRETY AND TO INSERT IN LIEU THEREOF THE FOLLOWING AS SECTIONS 8.1.H. AND 8.1.I.:

     H. By Company, if the Share Value, as defined below, is less than Three and 45/100 Dollars ($3.45) unless Parent shall agree (i) to adjust the Common Exchange Ratio to be equal to the product of .06873 multiplied by a fraction, the numerator of which is Three and 45/100 Dollars ($3.45) and the denominator of which is the Share Value or (ii) in lieu of each share of Company Common Stock being automatically converted into the right to receive Parent Common Stock as set forth in Section 2.5.A. hereof, to pay cash in the amount of $.2372 per share of Company Common Stock. For purposes hereof, the term "Share Value" shall mean an amount equal to the average closing price of a share of Parent Common Stock as reported on NASDAQ for the twenty (20) consecutive trading days ending on (and including) the fourth (4th) trading day immediately prior to the date on which the Company receives the Shareholder Approval. On the fourth (4th) trading day immediately prior to the date for which the Shareholder meeting ("Meeting") is scheduled (or any date on which the Meeting is scheduled to reconvene following an adjournment or to be held following a rescheduling of the Meeting), if the Share Value is less than Three and 45/100 Dollars ($3.45) and Company elects to terminate the Agreement pursuant to this Section 8.1.H., Company shall deliver a written notice of termination to Parent before 5:00 p.m., eastern time, on such date. If Parent elects to change the consideration as set forth in this Section 8.1.H., it shall deliver a written notice to Company by 8:00 p.m., eastern time, on such date indicating whether it will (i) adjust the Common Stock Exchange Ratio or (ii) pay cash in the amount of $.2372 per share of Company Common Stock in lieu of issuing Parent Common Stock. If, subsequent to the giving of any notice of termination by Company or notice by Parent that it has elected to change the consideration, the Meeting is adjourned without the Company receiving the

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Shareholder Approval or if the Meeting is otherwise delayed or rescheduled without being held, such notices shall have no effect and the provisions of this
Section 8.1.H. relating to the timing of such notices shall apply on the fourth
(4th) trading day prior to the date on which the Meeting is scheduled to be reconvened or the date for which the Meeting is rescheduled. The preceding sentence shall apply in the case of each adjournment or rescheduling of the Meeting until the Shareholder Approval is received by Company. Termination of the Agreement under this section does not entitle either party to any termination fee, reimbursement of expenses, or payment of a penalty of any kind;

     I. By Parent, if the Share Value is greater than Six and 41/100 Dollars ($6.41). Termination of the Agreement under this section does not entitle Company to any termination fee, reimbursement of expenses, or payment of a penalty of any kind.

     6. COUNTERPARTS. This First Amendment to the Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute, but one and the same agreement.

     7. NO OTHER MODIFICATIONS. The Merger Agreement remains in full force and effect except as specifically modified hereby.

     8. APPROVALS AND RECOMMENDATIONS. The Boards of Directors of Company and Parent have approved and declared advisable this Amendment, and have approved the Merger and the other transactions contemplated by this Agreement and have determined to recommend that the shareholders of Company adopt and approve (i) the Merger Agreement; (ii) this Amendment to the Merger Agreement and (iii) the Merger transaction.

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     IN WITNESS WHEREOF, the Company, Merger Sub and Parent, by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                          PARENT:

                                          InfoCure Corporation

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          MERGER SUB:

                                          CADI Acquisition Corporation

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                          COMPANY:

                                          Medical Dynamics, Inc.

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

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